Exhibit 99.906Cert

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the attached report of The New America High Income Fund, Inc., a Maryland corporation (the “Fund”), on Form N-CSR (the “N-CSR”), each of the undersigned officers of the Fund does hereby certify that, to the best of such officer’s knowledge:

1)              The N-CSR fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2)              The information contained in the N-CSR fairly represents, in all material respects, the financial condition and results of operations of the Fund.

Dated: March 7, 2011	/s/ Robert F. Birch
Robert F. Birch
President and Director
Chief Executive Officer

Dated: March 7, 2011	/s/ Ellen E. Terry
Ellen E. Terry
Vice President and Treasurer
Chief Financial Officer